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                                                                    EXHIBIT 10.9


           SECOND AMENDED AND RESTATED PROMISSORY NOTE (THIS "NOTE")
                        (SECURED BY SECURITY AGREEMENT)


Effective Date:   . . . . . . . . . . . . . . . .     June 22, 1995

Makers:   . . . . . . . . . . . . . . . . . . . .     Richard G. Rawson and wife, Dawn Rawson
                                                      2902 Valley Manor Drive
                                                      Kingwood, Harris County, Texas  77339; and

                                                      RDKB Rawson, L.P., a Texas Family Limited Partnership
                                                      2902 Valley Manor Drive
                                                      Kingwood, Harris County, Texas  77339
                                                      (collectively, the "Makers," and individually, a "Maker")

Payee:  . . . . . . . . . . . . . . . . . . . . .     Administaff, Inc., a Delaware corporation
                                                      (the "Payee")

Place for Payment:  . . . . . . . . . . . . . . .     19001 Crescent Springs Drive
   (including county)                                 Kingwood, Montgomery County, Texas or any other place that Payee may designate in writing

Principal Amount: . . . . . . . . . . . . . . . .     Six Hundred Ninety-Three Thousand Six Hundred Ninety-Four and
                                                      75/100 Dollars ($693,694.75)

Annual Interest Rate on
   Unpaid Principal from Date:  . . . . . . . . .     Six and 83/100 Percent (6.83%)

Annual Interest Rate on
   Matured Unpaid Amounts:  . . . . . . . . . . .     Six and 83/100 Percent (6.83%)

Terms of Payment (principal and interest):

         The principal of this Note shall be due and payable in full on June 22, 2000.

         Interest shall be due and payable annually as interest accrues, beginning on June 22, 1996, and continuing regularly and annually thereafter on the 22nd day of June of each year thereafter until June 22, 2000, when, as stated above, the entire principal balance of this Note, and all accrued unpaid interest thereon shall be due and payable





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         in full.  Interest installments shall be calculated on the unpaid principal balance from time to time outstanding hereunder, from the date following the last interest payment date through the date of payment.

Security for Payment:

         A security interest created and granted in the following Second Amended and Restated Security Agreement (the "Security Agreement"):

         Date:  . . . . . . . . . . . . . . . . .     January ___, 1997

         Debtors:   . . . . . . . . . . . . . . .     Richard G. Rawson and wife, Dawn Rawson
                                                      2902 Valley Manor Drive
                                                      Kingwood, Harris County, Texas  77339; and

                                                      RDKB Rawson, L.P., a Texas Family Limited Partnership
                                                      2902 Valley Manor Drive
                                                      Kingwood, Harris County, Texas  77339

         Secured Party:   . . . . . . . . . . . .     Administaff, Inc.
                                                      19001 Crescent Springs Drive
                                                      Kingwood, Montgomery County, Texas  77339

         Collateral Location:   . . . . . . . . .     Secretary of Administaff, Inc.
           (including County)                         19001 Crescent Springs Drive
                                                      Kingwood, Montgomery County, Texas  77339

         Collateral Description:  . . . . . . . .     Stock Certificate No. T 0013 (29,616 shares), No. T 0019 (220,500 shares), T 0025 (118,933 shares), T 0104 (25,769 shares) and No.
                                                      T 0145 (19,434 shares) representing shares of common stock issued by Administaff, Inc., a Delaware corporation, and any and all stock certificate(s) issued in replacement, substitution, or redemption thereof or in substitution therefor, or as a result of any share split or reverse share split, together with all proceeds thereof, all as more fully described in the Security Agreement.





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         Each Maker jointly and severally promises to pay to the order of Payee the principal balance of this Note and accrued interest thereon, at the place for payment and according to the terms of payment and at the rates stated above. Makers shall have the right to prepay all or any portion of the outstanding principal balance of this Note.

         The holder of this Note may accelerate the maturity of a portion of the then outstanding principal balance of this Note if any part of the collateral securing payment of this Note is included in the initial public offering of securities of the issuer thereof. The portion of the outstanding principal balance hereof which may be accelerated is the portion which equals the actual sales price of the collateral sold in an arm's length transaction. This paragraph shall not limit the rights of the secured party under the Security Agreement or any other agreement or instrument executed as security for or otherwise in connection with this Note, whether now existing or hereafter executed (collectively, the "Other Documents").

         If Makers default in the payment of this Note or under any term of the Security Agreement, or in the performance of any obligation under any of the Other Documents, and such default continues after the holder of this Note gives Makers notice of such default and the time within which it must be cured, as may be required by law or by written agreement, then the holder of this Note may, at its option, declare the unpaid principal balance hereof and accrued, unpaid interest thereon immediately due and payable in full without notice of any kind. Makers and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protests and all other notices of whatever kind, to the extent permitted by law.

         If any one or more of this Note, the Security Agreement or any one or more of the Other Documents are given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if this
Note is collected through probate, bankruptcy, or other judicial proceeding, then Makers shall pay the holder of this Note all costs of collection and enforcement, including reasonable attorney's fees and court costs, of not less than 10% of the amount due under this Note, in addition to other amounts due.

         It is the intention of Makers and Payee to comply strictly with all applicable usury laws. Interest on the debt evidenced by this Note, however denominated, shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, collected or received under applicable law; any interest collected or received in excess of such maximum nonusurious amount shall be deemed a mistake and credited against the unpaid principal balance hereof then outstanding or, if the principal hereof has been repaid, refunded to Makers, and the effective interest rate and amount applicable to this Note shall automatically be reduced to the maximum nonusurious contract rate and amount of interest allowed for this Note under applicable law. The foregoing provision shall override all demands and charges, the effect of all prepayments, and all contrary provisions, if any, in this Note, the Security Agreement and the Other Documents.





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         Each Maker is responsible for all obligations represented by this
Note.

         It is the express understanding of the Makers and Payee that any judgment for the repayment of the indebtedness evidenced hereby or interest thereon will be enforced first against the collateral furnished pursuant to the Security Agreement (the "Collateral") and, second, only to the extent that the indebtedness evidenced hereby or any interest thereon is not satisfied by the Collateral, against Richard G. Rawson and Dawn Rawson, or either of them personally or any property of Richard G. Rawson and Dawn Rawson or either of them to the full extent of such deficiency, but not against RDKB Rawson, L.P. or except for the Collateral, any of its property; in any action to collect any amount payable hereunder or to enforce performance of any of the other provisions of the Security Agreement or any of the Other Documents; provided, however:

                 (a) Nothing herein contained shall be construed as limiting or impairing enforcement against the Collateral or otherwise prohibiting Payee from exercising any and all remedies which this Note, the Security Agreement or the Other Documents permit, so long as the exercise of any remedy shall only extend to execution against or recovery out of any property of Richard G. Rawson and Dawn Rawson, or either of them in addition to the Collateral in any action to foreclose or to collect any amounts payable hereunder at such time as the Collateral is fully exhausted and then only to the extent any deficiency was not satisfied by the Collateral;

                 (b) Makers shall be fully and personally liable, jointly and severally, for any and all costs, expenses and other sums payable to third parties (including, without limitation, attorney's fees and court costs) paid or incurred by Payee to enforce this Note, to protect or enforce Payee's security interest in the Collateral or otherwise to enforce the Security Agreement, or to enforce the Other Documents, together with interest thereon at the rate of ten percent per annum.

         This Note is executed to amend and restate in its entirety that certain Amended and Restated Promissory Note (Secured by Security Agreement) dated as of June 22, 1995 in the original principal amount of $693,694.75 executed by Richard G. Rawson, wife, Dawn Rawson and RDKB Rawson L.P. payable to the order of Payee (the "Amended Note"), the purpose of such amendment and restatement being, generally, to evidence the Makers' and the Payee's agreement to provide that the indebtedness evidenced hereby shall be recourse to the extent provided herein and in the Security Agreement and make this Note consistent with the original intention of the Payee's Board of Directors and the Makers. In order to induce Payee to amend and restate the Amended Note according to the terms hereof, Makers hereby acknowledge and agree that the principal amount of $693,694.75, together with accrued interest thereon from and after June 22, 1996 is fully due and owing under the Amended Note, and that such amounts (both principal and accrued, unpaid interest thereon) are fully valid and subsisting as of the date of execution hereof and are not subject to set-off, deduction, defense or counterclaim of any kind whatsoever.





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        When the context requires, singular nouns and pronouns include the plural, and vice versa.

        EXECUTED the ______ day of JANUARY, 1997 to be effective as of June 22, 1995.




----------------------------------------   ------------------------------------
Richard G. Rawson                          Dawn Rawson



RDKB RAWSON L.P., a Texas Family Limited Partnership


By:
   ------------------------------------------------
         Richard G. Rawson, General Partner





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